UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE GABELLI DIVIDEND & INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

The Gabelli Dividend & Income Trust (the “Fund”) mailed a letter to its shareholders in connection with the Fund’s 2026 annual meeting of shareholders. A copy of the letter is set forth below:

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Your Vote. Your Income. Your Fund. GABELLI DIVIDEND & INCOME TRUST

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GABELLI DIVIDEND & INCOME TRUST
NYSE: GDV

GDV IS DELIVERING FOR YOU

HOW TO CAST YOUR VOTE

Your Vote. Your Income. Your Fund.

This is a contested election. Turnout decides the outcome – every share matters. **Every VOTE matters.**

PROXY CONTEST - ACTION REQUIRED!

An activist hedge fund is attempting to place its nominee on your board. Only your vote can stop it.

VOTE DEADLINE

JUNE 28, 2026
11:59 PM ET
ANNUAL MEETING:
JUNE 29, 2026

PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS.

+29%	Market total return in the 12 months ended May 5, 2026
8.8%	Average annual return since inception in 2003
6.2% Current Return	**$1.80** annual distribution per share, paid monthly – **up 36%** since end of 2023
$28.40	Cumulative cash paid per share since inception
Narrowing Discount	Discount to NAV tightened from **15.4%** (end 2023) to **10.1%** today
6m+ shares	Repurchased since inception, accretive to your net asset value

Data as of May 31, 2026, unless otherwise noted.

Three ways to vote the WHITE card.

1 BY MAIL

Sign, date, and return the **WHITE** proxy card in the postage-paid envelope

2 BY PHONE OR ONLINE

Use the instructions printed on the **WHITE** proxy card

3 SUBMIT BEFORE JUNE 28

Submit before **June 28** at **11:59 pm** ET — only your latest-dated submission counts

Discard any GOLD card from Saba. Voting it — even to abstain or vote against — cancels your WHITE card and counts toward Saba's tally.

THE CHOICE IS CLEAR. THE CARD IS WHITE. VOTE THE WHITE CARD TODAY. NYSE: GDV GABELLI.COM

Contact: Alliance Advisors 1 - 866 - 206 - 7868 GDV@allianceadvisors.com QUESTIONS?

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